UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2011 (April 27, 2011)

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2011, Weight Watchers Asia Holdings Ltd. (“Weight Watchers Asia”), a direct, wholly-owned subsidiary of Weight Watchers International, Inc. (“Weight Watchers”), entered into a share purchase agreement with Danone Dairy Asia (“Danone Asia”), an indirect, wholly-owned subsidiary of Groupe DANONE S.A. Pursuant to the share purchase agreement, Weight Watchers Asia acquired as of April 27, 2011 Danone Dairy Asia’s 49% minority equity interest in Weight Watchers Danone China Limited (“Weight Watchers China”), a joint venture entity that was formed to establish a weight management business in the People’s Republic of China. As a result of the acquisition, Weight Watchers now indirectly owns 100% of Weight Watchers China. The share purchase agreement contains customary representations and warranties relating to the purchase of the share capital. In connection with this acquisition, the joint venture agreement, dated February 5, 2008, between Weight Watchers Asia and Danone Asia, which was entered into to establish Weight Watchers China, terminated in accordance with its terms.

The foregoing description of the share purchase agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete terms and conditions of the agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Share Purchase Agreement dated April 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Date: April 28, 2011	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Share Purchase Agreement dated April 27, 2011.

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